Sub-Item 77Q2:  Section
16(a) Beneficial
Ownership Reporting
Compliance
Blackstone Alternative
Asset Management L.P.
filed a Statement of
Changes in Beneficial
Ownership on Form 4 on
April 8, 2015, after the
required time period,
reporting one
transaction that
occurred during the
fiscal year ended March
31, 2015.